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[COTTON STATES LOGO]

FOR IMMEDIATE RELEASE

CONTACT: Wendy M. Chamblee (770) 391-8903
         Vice President, Corporate Communications

           COTTON STATES LIFE INSURANCE COMPANY ANNOUNCES SHAREHOLDER APPROVAL OF PENDING MERGER WITH COUNTRY LIFE INSURANCE COMPANY

         ATLANTA (October 26, 2004) The stockholders of Cotton States Life Insurance Company (Nasdaq: CSLI) have approved the Agreement and Plan of Merger, pursuant to which Cotton States Life Insurance Company will merge with a subsidiary of COUNTRY Life Insurance Company(R). Of the shares voted, more than 99 percent were voted in favor of the merger and less than one percent voted against the proposed transaction or abstained from voting.

         Under the Agreement and Plan of Merger, Cotton States Life Insurance shareholders will receive $20.25 cash for each share of outstanding common stock of Cotton States Life Insurance Company upon consummation of the merger. As a result, Cotton States Life Insurance Company will become a privately held company.

         Later this week, the Georgia Insurance Department will hold a legally-required public hearing to review the proposed merger of Cotton States Life Insurance Company and the affiliation of Cotton States Mutual Insurance Company and its subsidiary, Shield Insurance Company, with the property/casualty insurance group of COUNTRY.

         The transactions will be consummated upon receiving approvals from the Georgia Department of Insurance and other regulatory authorities, and the satisfaction of the other conditions to closing set forth in the transaction documents. It is anticipated that the transactions with COUNTRY will close in early January 2005, if all such approvals are received and conditions satisfied.

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ABOUT COUNTRY

         COUNTRY(R) Insurance & Financial Services and its alliances serve about one million households and businesses throughout the United States. Founded in 1925, the group now has nearly 2,000 exclusive agents in 14 Midwestern and Western states who offer a full range of property/casualty, life and annuity products, as well as financial and estate planning services. Through alliances, affiliations and relationships with independent agents, their geographic reach spans across the United States. The COUNTRY property/casualty pool includes COUNTRY Mutual Insurance Company, Bloomington, Ill.; Middlesex Mutual Assurance Company, Middletown, Conn.; Holyoke Mutual Insurance Company in Salem, Salem, Mass.; and MSI Insurance Companies, Arden Hills, Minn. The COUNTRY insurance companies have nearly $1.5 billion of property/casualty premium, $530 million in life premium and are consistently rated A+ by A.M. Best. For additional information, visit swww.countryfinancial.com.

ABOUT COTTON STATES

         Cotton States Insurance is a group of companies that has been providing quality insurance products to customers in the Southeast since 1941, with products for auto, home and life. The Group's product portfolio is complemented with specialty products that are marketed through its two brokerage operations. The Cotton States Insurance Group includes Cotton States Mutual Insurance Company, Shield Insurance Company and Cotton States Life Insurance Company, including its two subsidiaries Cotton States Marketing Resources, Inc. and CSI Brokerage Services, Inc. Cotton States Life Insurance Company is traded on The NASDAQ National Market under the symbol CSLI. For additional information, visit www.cottonstatesinsurance.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are not strictly historical and that involve risks and uncertainties. Such statements include, without limitation, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," and other similar expressions, as well as statements regarding when the hearing will be held before Georgia's Commissioner of Insurance and the timing of the closing of the transactions with COUNTRY. The forward-looking statements set forth herein involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the ability to obtain necessary regulatory approvals and the timing thereof, the ability of the parties to satisfy the conditions to closing set forth in the transaction documents with

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COUNTRY, general economic conditions, changes in the economic and financial condition of Cotton States prior to closing, and legislation or regulatory environments that adversely affect the businesses. Cotton States and COUNTRY expressly disclaim any obligation to update these forward-looking statements.